UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 8, 2017

SYNCHRONOSS TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52049	06-1594540
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Crossing Boulevard, 8th Floor Bridgewater, New Jersey	08807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 620-3940

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 (a).                      Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On June 8, 2017, the Audit Committee of the Board of Directors of Synchronoss Technologies, Inc. (the “Company”), after consultation with management and discussion with Ernst & Young LLP, the Company’s independent registered public accounting firm, concluded that the Company’s previously issued financial statements for the fiscal years ended December 31, 2016 and 2015 and the respective quarterly periods (collectively, the “Relevant Periods”) should be restated and should no longer be relied upon.

As previously reported by the Company, its new Chief Executive Officer, Stephen Waldis and new Chief Financial Officer, Lawrence Irving, together with its Audit Committee of the Company’s Board of Directors and with the assistance of accounting and legal advisors, initiated a thorough review of accounting of certain transactions conducted in the Relevant Periods.  As a result of this review, certain errors have been identified in the Relevant Periods concerning revenue recognition in connection with certain licensing transactions.  The Company has determined that revenues from each of the applicable transactions should be recognized ratably over the term of the license contract or netted as part of the consideration transferred in connection with purchase accounting. While the Company has not yet completed its accounting review, the Company estimates that the revenue impact will be no more than 10% for each of the fiscal years ended December 31, 2016 and December 31, 2015. In connection with the impact of the above errors, the Company also concluded that certain related expenses recognized in the Relevant Periods will be reversed.

The Company has concluded to restate its financial statements for the Relevant Periods to correct the above identified accounting errors and certain other immaterial prior period errors.  The Company does not expect the corrections to have an impact on total cash flows for the Relevant Periods, to result in any customer refunds or to impact the Company’s services to its customers.

The Company  and its advisors are working expeditiously to complete this review and the Company intends to file its Form 10-Q for the quarter ended March 31, 2017 and restated financial statements for the Relevant Periods as soon as practicable.

The Company has identified a material weakness in internal control over financial reporting relating to its revenue recognition process at December 31, 2016.  It is possible the Company may identify additional material weaknesses.

Forward-Looking Statements

Certain statements either contained in or incorporated by reference into this report, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this report that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “outlook” or words of similar meanings.  These statements are based on the Company’s current expectations and beliefs and various assumptions.  There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct. Examples of forward-looking statements include, but are not limited to, statements we make regarding the timing of the filing of the Form 10-Q and the expected revenue impact that will result from the restatement of the Company’s financial results. Numerous factors, many of which are beyond the Company’s control, could cause actual results to differ materially from those expressed as forward-looking statements.  These factors include, but are not limited to, risks associated with the ongoing and uncompleted nature of the Company’s accounting review; fluctuations in the Company’s financial and operating results; integration of the Company’s Intralinks business and execution of our cost reduction plan; the Company’s substantial level of debt and related obligations, including interest payments, covenants and restrictions; uncertainty regarding increased business and renewals from existing customers; the dependence of the Company’s Intralinks business on the volume of financial and strategic business transactions; disruptions to the implementation of the Company’s strategic priorities and business plan caused by changes in the Company’s senior management team; customer renewal rates and attrition; customer concentration; the Company’s ability to maintain the security and integrity of the Company’s systems; foreign currency exchange rates; the financial and other impact of previous and future acquisitions; competition in the enterprise and mobile solutions markets; the Company’s ability to retain and motivate employees; technological developments; litigation and disputes and the costs related thereto; unanticipated changes in the Company’s effective tax rate; uncertainties surrounding domestic and global economic conditions; other factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, which is on file with the SEC and available on the SEC’s website at www.sec.gov. Additional factors may be described in those sections of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, to be filed with the SEC as soon as practicable.  The Company does not undertake any obligation to update any forward-looking statements contained in this report as a result of new information, future events or otherwise.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2017	SYNCHRONOSS TECHNOLOGIES, INC.

	By:	/s/ Lawrence R. Irving
		Name:	Lawrence R. Irving
		Title:	Chief Financial Officer

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